UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

HAMBRECHT ASIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-53122	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13/F Tower 2 New World Tower 18 Queens Road Central Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 852-2801-5383

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 31 2008, the underwriters of the initial public offering (“IPO”) of Hambrecht Asia Acquisition Corp. (the “Company”) exercised their over-allotment option for a total of an additional 239,300 units (over and above the 4,000,000 units sold in the IPO). Each unit (the “Units”) consists of one ordinary share, $.001 par value per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share (the “Warrants”). The 4,239,300 Units sold in the offering, including the 239,300 units subject to the over-allotment option, were sold at an offering price of $8.00 per unit, generating gross proceeds of $33,914,400. $33,527,396, which includes the $1,550,000 of proceeds from the previously-announced private placement of warrants to the founding stockholders, has been placed in trust. The Company’s pro forma balance sheet as of March 31, 2008 reflecting receipt of the proceeds of the over-allotment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Pro Forma Balance Sheet as of March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2008	HAMBRECHT ASIA ACQUISITION CORP.

	By:	/s/ Robert J. Eu
Name: Robert J. Eu
Title: Chief Financial Officer